Exhibit 21

Entity Name	Domestic Jurisdiction
American Imaging Management East, L.L.C.	Delaware
American Imaging Management, Inc.	Illinois
Anthem Blue Cross and Blue Shield Plan Administrator, LLC	Indiana
Anthem Blue Cross Life and Health Insurance Company	California
Anthem Credentialing Services, Inc.	Delaware
Anthem Financial, Inc.	Delaware
Anthem Health Insurance Company of Nevada	Nevada
Anthem Health Plans of Kentucky, Inc.	Kentucky
Anthem Health Plans of Maine, Inc.	Maine
Anthem Health Plans of New Hampshire, Inc.	New Hampshire
Anthem Health Plans of Virginia, Inc.	Virginia
Anthem Health Plans, Inc.	Connecticut
Anthem Holding Corp.	Indiana
Anthem Insurance Companies, Inc.	Indiana
Anthem Life & Disability Insurance Company	New York
Anthem Life Insurance Company	Indiana
Anthem Southeast, Inc.	Indiana
Anthem UM Services, Inc.	Indiana
Anthem Workers' Compensation, LLC	Indiana
Arcus Enterprises, Inc.	Delaware
ARCUS Financial Services, Inc.	Indiana
ARCUS HealthyLiving Services, Inc.	Indiana
Associated Group, Inc.	Indiana
ATH Holding Company, LLC	Indiana
Behavioral Health Network, Inc.	New Hampshire
Blue Cross and Blue Shield of Georgia, Inc.	Georgia
Blue Cross Blue Shield Healthcare Plan of Georgia, Inc.	Georgia
Blue Cross Blue Shield of Wisconsin	Wisconsin
Blue Cross of California	California
Blue Cross of California Partnership Plan, Inc.	California
CareMore Health Group, Inc.	Delaware
CareMore Health Plan	California
CareMore Health Plan of Arizona, Inc.	Arizona
CareMore Health Plan of Colorado, Inc.	Colorado
CareMore Health Plan of Nevada	Nevada
CareMore Health Plan of Texas, Inc.	Texas
CareMore Holdings, Inc.	Delaware
CareMore Medical Enterprises	California
CareMore Medical Management Company, a California Limited Partnership	California
CareMore, LLC	Indiana
Cerulean Companies, Inc.	Georgia
Claim Management Services, Inc.	Wisconsin
CMMC Holding Company, LLC	Delaware

Community Insurance Company	Ohio
CommunityConnect Health Plan of Pennsylvania, Inc.	Pennsylvania
Compcare Health Services Insurance Corporation	Wisconsin
Crossroads Acquisition Corp.	Delaware
DeCare Analytics, LLC	Minnesota
DeCare Dental Health International, LLC	Minnesota
DeCare Dental Insurance Ireland, Ltd.	Ireland
DeCare Dental Networks, LLC	Minnesota
DeCare Dental, LLC	Minnesota
DeCare Operations Ireland, Limited	Ireland
DeCare Systems Ireland, Limited	Ireland
Designated Agent Company, Inc.	Kentucky
EHC Benefits Agency, Inc.	New York
Empire HealthChoice Assurance, Inc.	New York
Empire HealthChoice HMO, Inc.	New York
Forty-Four Forty-Four Forest Park Redevelopment Corporation	Missouri
Golden West Health Plan, Inc.	California
Government Health Services, L.L.C.	Wisconsin
Greater Georgia Life Insurance Company	Georgia
Health Core, Inc.	Delaware
Health Management Corporation	Virginia
Health Ventures Partner, L.L.C.	Illinois
HealthKeepers, Inc.	Virginia
HealthLink HMO, Inc.	Missouri
HealthLink, Inc.	Illinois
Healthy Alliance Life Insurance Company	Missouri
HMO Colorado, Inc.	Colorado
HMO Missouri, Inc.	Missouri
Imaging Management Holdings, L.L.C.	Delaware
Imaging Providers of Texas	Texas
IMASIS, L.L.C.	Delaware
Landmark Solutions, LLC	New Hampshire
Matthew Thornton Health Plan, Inc.	New Hampshire
Meridian Resource Company, LLC	Wisconsin
National Capital Preferred Provider Organization, Inc.	Maryland
National Government Services, Inc.	Indiana
OneNation Insurance Company	Indiana
Park Square Holdings, Inc.	California
Park Square I, Inc.	California
Park Square II, Inc.	California
R & P Realty, Inc.	Missouri
Radiant Services, LLC	Indiana
Rayant Insurance Company of New York	New York
Resolution Health, Inc.	Delaware
RightCHOICE Insurance Company	Illinois
RightCHOICE Managed Care, Inc.	Delaware

Rocky Mountain Hospital and Medical Service, Inc.	Colorado
SellCore, Inc.	Delaware
Southeast Services, Inc.	Virginia
State Sponsored Business UM Services, Inc.	Indiana
Summit Administrative Services, L.L.C.	Missouri
The WellPoint Companies, Inc.	Indiana
TrustSolutions, LLC	Wisconsin
UNICARE Health Insurance Company of the Midwest	Illinois
UNICARE Health Plan of Kansas, Inc.	Kansas
UNICARE Health Plan of West Virginia, Inc.	West Virginia
UNICARE Health Plans of Texas, Inc.	Texas
UNICARE Health Plans of the Midwest, Inc.	Illinois
UNICARE Illinois Services, Inc.	Illinois
UniCare Life & Health Insurance Company	Indiana
UNICARE National Services, Inc.	Delaware
UNICARE Specialty Services, Inc.	Delaware
United Government Services, LLC	Wisconsin
UtiliMED IPA, Inc.	New York
WellPoint Acquisition, LLC	Indiana
WellPoint Behavioral Health, Inc.	Delaware
WellPoint California Services, Inc.	Delaware
WellPoint Dental Services, Inc.	Delaware
WellPoint Holding Corp.	Delaware
WellPoint Information Technology Services, Inc.	California
WellPoint Insurance Services, Inc.	Hawaii
WellPoint Partnership Plan, LLC	Illinois
WPMI (Shanghai) Enterprise Consulting and Service Co., Ltd.	China
WPMI, LLC	Delaware